                                   EXHIBIT 1

                          Letter Agreement dated as of
                          July 20, 1994 by and between
                          Prudential and the Company,
                        including the exhibits thereto.

                                 July 20, 1994



Grubb & Ellis Company
One Montgomery Street
Telesis Tower
San Francisco, California  94104

Attention:       Robert J. Hanlon, Jr.
                 Chief Financial Officer



Ladies and Gentlemen:

         Reference is made to the Senior Notes, the Subordinated Notes and the Revolving Credit Note Agreement among Grubb & Ellis Company (the "Company") and The Prudential Insurance Company of America ("Prudential"), dated as of November 2, 1992 (as amended from time to time, the "Agreement"), pursuant to which Prudential (i) purchased an aggregate of $10,000,000 in principal amount of the Company's 9.90% Senior Notes due November 1, 1996 (the "Senior Notes") and an aggregate of $10,000,000 in principal amount of the Company's 10.65% Subordinated Payment-in-Kind Notes due November 1, 1999 (the "PIK Notes") and
(ii) agreed to make revolving credit loans to the Company in the aggregate principal amount of $5,000,000. Capitalized terms used herein and not defined shall have the meanings given such terms in the Agreement.

                                    Recitals

         A. The Company has informed Prudential that the Company believes it will need additional working capital to fulfill its financial plans.

         B. On March 28, 1994, the Company, Prudential and Warburg, Pincus Investors, L.P. ("Warburg") reached agreement (the "Preliminary Agreement") upon the terms of a proposed financing transaction to provide the Company with additional working capital, including (i) a bridge loan facility (the "Warburg

Robert J. Hanlon, Jr.
July 20, 1994
Page 2

Bridge Loan") provided by Warburg, (ii) a rights offering (the "Rights Offering") of Company Common Stock, and (iii) modification to the Agreement.

         C. On March 28, 1994, Warburg and the Company entered into that certain Loan and Security Agreement (the "Warburg Loan Agreement") regarding the Warburg Bridge Loan, pursuant to which Warburg made available to the Company a revolving credit facility of up to $10 million.

         D. In addition, as contemplated by the Preliminary Agreement and at the request of the Company, Prudential, by letter dated March 28, 1994, granted the Company certain waivers with respect to certain covenants contained in the Agreement and made certain other modifications thereof.

         E. The Company intends to commence the Rights Offering pursuant to which it intends to raise not less than $10 million of equity capital. The proceeds from the Rights Offering will be used, in part, to repay, in full, all of the Company's indebtedness to Warburg pursuant to the Warburg Loan Agreement.

         F. By the terms of the Preliminary Agreement, and in connection with the consummation of the Rights Offering, Prudential has agreed, among other things, to provide the Company with additional financing through the lengthening of the amortization periods with respect to the Company's indebtedness to Prudential as well as making certain other modifications to the Agreement.

         G. In consideration for Prudential's agreeing to make the foregoing accommodations, the Company has agreed to certain other provisions set forth herein.

         NOW THEREFORE, in consideration of the terms and conditions contained herein, the Company and Prudential agree as follows:

          1.  Paragraph 1 of the Agreement is hereby amended as follows:

         (a) In subparagraph (a) deleting the date "November 1, 1996" and replacing it with the date "November 1, 1998";

         (b) In subparagraph (b) deleting the phrase "payable at the rate of 10.65%" and replacing it with the phrase "payable at the then applicable PIK Rate"; and

Robert J. Hanlon, Jr.
July 20, 1994
Page 3

         (c) In subparagraph (b) deleting the date "November 1, 1999" and replacing it with the date "November 1, 2001".

          2. Paragraph 2B.9 of the Agreement is hereby deleted in its entirety and all references to Converted Revolving Notes throughout the Agreement are hereby deleted.

          3. Paragraph 4A of the Agreement is hereby amended and restated in its entirety as follows:

         "4A. REQUIRED PREPAYMENTS OF THE SENIOR NOTES. The Company shall prepay the Senior Notes, without premium, in the amount of $5,000,000 on November 1, 1997, together with interest thereon to such prepayment date. The remaining outstanding principal amount of the Senior Notes, together with interest accrued thereon, is due and payable on November 1, 1998."

          5. Paragraph 4B of the Agreement is hereby amended and restated in its entirety as follows:

         "4B. REQUIRED PREPAYMENTS OF PIK NOTES. The Company shall prepay the PIK Notes, without premium, in the amount equal to 50% of the aggregate principal amount of all outstanding PIK Notes as of the date that that certain amendment letter dated July 20, 1994 by and between Prudential and the Company becomes effective (in accordance with Section 22 thereof) on November 1, 2000, together with interest thereon to such prepayment date. The remaining outstanding principal amount of the PIK Notes, together with interest accrued thereon, is due and payable on November 1, 2001."

          6. Paragraph 4C of the Agreement is hereby deleted in its entirety, and the following shall be substituted therefor:

         "4C. REQUIRED PREPAYMENT FROM EXCESS CASH FLOW.   On July 1,
         1998 and on each July 1 and October 1 thereafter, the Company shall apply thirty-seven and one-half percent (37.5%) of its positive Excess Cash Flow, if any, from the preceding fiscal year to prepay the principal amount of the PIK Notes, plus accrued interest to the date of prepayment on the amount of the PIK Notes so prepaid, or, if all of the PIK Notes have been repaid, to prepay the principal amount of the Senior Notes, plus accrued interest to date of prepayment on the amount of the Senior Notes so prepaid. Any such prepayments with respect to the PIK

Robert J. Hanlon, Jr.
July 20, 1994
Page 4

         Notes and/or Senior Notes shall be applied first to accrued and unpaid interest thereon, and then in satisfaction of required payments of principal in inverse order of their scheduled due dates."

          7. Paragraph 4I of the Agreement is hereby deleted in its entirety.

          8. Paragraph 5A of the Agreement is hereby amended by deleting the "and" at the conclusion of subparagraph (vi) thereof, renumbering subparagraph (vii) as subparagraph (viii) and inserting the following as a new subparagraph (vii):

         "(vii) as soon as practicable and in any event within 90 days after the end of each fiscal year, a schedule of all outstanding Guarantees issued on behalf of salespersons of the Company or any Restricted Subsidiary and all outstanding loans and outstanding advances made to such Persons pursuant to the Commission Advance Program during such fiscal year, which schedule shall specify (a) the outstanding amount of each such Guarantee and advance, (b) the employee on whose behalf such Guarantee, or to whom such advance, was made, (c) whether such outstanding amount represents an outstanding Guarantee or an outstanding advance and (d) the date such Guarantee or advance was initially made; and"

          9. Paragraph 6A of the Agreement is hereby amended and restated, in its entirety, as follows:

                 "6A. WORKING CAPITAL RATIO. The Company covenants that on and after April 1, 1997 it will not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities (excluding the current portion of Funded Debt) to be less than 1:1 at the end of any fiscal quarter."

         10.     Paragraph 6C.2 of the Agreement is hereby amended as follows:

         (a) By deleting Subparagraph 6C.2(ii) in its entirety, and inserting in substitution therefor, the following:

                 "(ii) [Intentionally Omitted];";

         (b) By deleting Subparagraph 6C.2(v) in its entirety and inserting in substitution therefor, the following:

Robert J. Hanlon, Jr.
July 20, 1994
Page 5


                 "(v) additional Indebtedness consisting of nonrecourse Debt incurred by newly created or newly acquired Restricted Subsidiaries not to exceed $15,000,000 in the aggregate with respect to all such additional Indebtedness plus any such additional nonrecourse Debt incurred with respect to 222 Sutter Street Partners, Ltd.;";

         (c) By deleting Subparagraph 6C.2(vi) in its entirety, and inserting in substitution therefor, the following:

                 "(vi) guarantees of loans and advances made to salespersons of the Company or any Restricted Subsidiary pursuant to the Commission Advance Program provided that after giving effect thereto the aggregate amount of such guarantees plus the aggregate amount of loans and advances permitted pursuant to Subparagraph 6C.3(vi) shall not exceed $5,000,000 outstanding at any one time;"; and

         (d) By deleting Subparagraph 6C.2 (vii) in its entirety, and inserting in substitution therefor, the following:

                 "(vii) Indebtedness incurred in connection with the refinancing of the Revolving Loans in an amount not in excess of the aggregate outstanding principal amount of Revolving Loans as of the date of such refinancing; and".

         11. Subparagraph 6C.3(vi) is hereby amended and restated in its entirety as follows:

                 "(vi) make loans or other advances under the Commission Advance Program to, or on account of errors and omissions insurance premium payments for, salespersons associated with the Company or any Restricted Subsidiary provided that the aggregate principal amount of all such loans or advances plus the aggregate amount of all guarantees permitted pursuant to Subparagraph 6C.2(vi) shall not exceed $5,000,000 outstanding at any one time.

         12. The parties hereto acknowledge the following amendment and restatement of Paragraph 6C.6, which was effected pursuant to that certain letter agreement dated as of March 28, 1994 by and between Prudential and the
Company:

Robert J. Hanlon, Jr.
July 20, 1994
Page 6

                 "6C.6    SALE OF ASSETS - Transfer, sell or otherwise dispose
         of assets of the Company (including, without limitation, capital stock of or Indebtedness owned by a Restricted Subsidiary to the Company or another Restricted Subsidiary) other than (i) assets transferred, sold or otherwise disposed of in the ordinary course of business, including any assets which are obsolete or worn out or which are replaced within three months of sale by assets of at least the equivalent market value, (ii) equipment being sold, leased, transferred or otherwise disposed of which the Company determines is no longer required by it in conducting its business so long as replacements are obtained for such equipment within three months of at least the equivalent market value, (iii) assets (other than those described in clauses (i) or (ii)) having a fair market value of up to $5,000,000 in the aggregate and (iv) assets (other than those described in clauses (i) or (ii)) having a fair market value above $5,000,000 in the aggregate so long as the Company prepays its obligations hereunder and under the Notes pursuant to Paragraph 4D, except that any Restricted Subsidiary may at any time transfer assets to a wholly owned Restricted Subsidiary of the Company; provided, however, that (A) no assets may be disposed of pursuant to clause (iv) at a time when an Event of Default has occurred and is continuing and (B) in no event shall the Company permit the sale of its name, its trademark, its logo or any other significant intangible assets, except in connection with a permitted sale of a Subsidiary or division;"

         13. Paragraph 6D of the Agreement is hereby deleted in its entirety and the following is hereby substituted therefor:

                 "6D. INTEREST COVERAGE RATIO. As of April 1, 1997 and each July 1, October 1, January 1 and April 1 thereafter, the Company will not permit its Interest Coverage Ratio to be less than 2.0 to 1.

         14. Paragraph 6E of the Agreement is hereby amended and restated in its entirety as follows:

                 "6E. CAPITAL EXPENDITURES. The Company will not, in any fiscal year commencing on or after January 1, 1997, permit the sum of
         (i) its and its Restricted Subsidiaries' Capital Expenditures and (ii) the cost of all acquisitions of assets or stock of other Persons to exceed a cumulative amount equal to the sum of (a) $5,000,000, (b) an amount equal to 25% of the Company's positive Excess Cash Flow, if any, for the preceding

Robert J. Hanlon, Jr.
July 20, 1994
Page 7

         fiscal year and (c) the Net Proceeds received in cash during such fiscal year from the sale by the Company of, or exercise of any warrant or option for, any stock in the Company."

         15. Paragraph 6G of the Agreement is hereby amended and restated in its entirety as follows:

              "6G.     CLEAN DOWN REQUIREMENT.  In each fiscal year
         commencing on or after January 1, 1997 the Company will not permit to be outstanding any Revolving Loans or fees with respect thereto or interest thereon during one sixty consecutive day period."

         16. Paragraph 6H of the Agreement is hereby amended and restated in its entirety as follows:

              "6H.     AXIOM.  The Company will not permit Axiom to take, or
         contract to take, any action, which would result in a violation of any covenant, representation or warranty or other provision of this Agreement were Axiom a Restricted Subsidiary except for any such contracts or actions permitted or contemplated by the Axiom joint venture agreement, as in effect on the date hereof.

         17. Paragraph 11A of the Agreement is hereby amended by the addition of the following definitions in the appropriate alphabetic location:

         "'COMMISSION ADVANCE PROGRAM' shall mean any program pursuant to which the Company or any Restricted Subsidiary may make advances to their sales agents against future real estate commissions to be earned by such sales agents.

         'Consolidated Cash Interest Expenses' shall mean, when used with respect to the Company for any period, the Total Interest Expense which is paid or due and payable by the Company and its Restricted Subsidiaries during such period, excluding any interest paid or due and payable in stock or any debt or equity securities of the Company or any of its Subsidiaries.

         'CONSOLIDATED CASH TAX PAYMENTS' shall mean, when used with respect to the Company for any period, the sum of all taxes (of whatever kind and nature) paid or due and payable by the Company and its Restricted Subsidiaries during such period.

Robert J. Hanlon, Jr.
July 20, 1994
Page 8

         'EXCESS CASH FLOW' shall mean, when used with respect to the Company for any fiscal year, an amount equal to the positive difference between (x) EBITDA for such fiscal year and (y) the sum of (i) $5,000,000, (ii) Consolidated Cash Interest Payments for such fiscal year, (iii) Consolidated Cash Tax Payments for such fiscal year, (iv) Axiom pre-tax earnings for such fiscal year net of any debt repayments to the Company from Axiom in such fiscal year, and (v) any payments made pursuant to Paragraphs 4A, 4B, 4C, 4D or 4E hereof in such fiscal year, all as determined in reliance upon the annual audited financial statements for such fiscal year delivered to the Holders of Notes pursuant to Paragraph 5A hereof on the March 31 next succeeding the last day of such fiscal year.

         'INTEREST COVERAGE RATIO' shall mean, as of any date, the ratio of (i) EBITDA for the immediately preceding twelve month period to (ii) Total Interest Expense for such period.

         'PIK RATE' shall mean a per annum rate of interest equal to (i) 10.65% from the date hereof until December 31, 1995, and (ii) 11.65% thereafter."

         18. The definitions of "SENIOR DEBT", "TERMINATION DATE" and "TOTAL INTEREST EXPENSE" in paragraph 11A of the Agreement are hereby amended and restated in their entirety as follows:

         "'SENIOR DEBT' means Indebtedness owed by the Company under the Senior Notes and the Revolving Notes and any permitted refinancing of any such Notes.

         'TERMINATION DATE' shall mean November 1, 1999."

         'TOTAL INTEREST EXPENSE' shall mean, for any period, total interest expense (including that attributable to capital leases in accordance with GAAP) of the Company and its Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Restricted Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit, but excluding the amortization of original issued discount and capitalized debt issuance expenses."

         19. In consideration for Prudential's willingness to extend additional credit to the Company, to waive the Events of Default that would be caused by certain actions the Company has expressed

Robert J. Hanlon, Jr.
July 20, 1994
Page 9

an interest in taking and to amend the Agreement, the Company hereby agrees as follows:

         (a) The first paragraph of each of the outstanding PIK Notes shall be amended and restated such that (x) the interest rate on such Notes (the "PIK Rate") shall equal 10.65% until December 31, 1995 and 11.65% thereafter and (y) the interest rate payable on principal and, to the extent permitted by law, interest which has become due and owing shall equal the greater of (i) 2% over the then applicable PIK Rate and (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate; and the Company will deliver to each of the Holders of PIK Notes Amended and Restated PIK Notes (the "Amended PIK Notes") substantially in the form attached hereto as Exhibit A;

         (b) That certain Stock Subscription Warrant (the "Old Warrant") issued by the Company to Prudential on January 29, 1993 shall be amended and restated in the form attached hereto as Exhibit B (the "Amended Old Warrant"), such amendment to:

                   (i) decrease the per share exercise price from $5.50 to $3.50;

                  (ii) eliminate certain of the antidilution provisions therein; and

                 (iii) extend the period during which the Old Warrant is exercisable until December 31, 1998.

         (c) The Company shall issue to Prudential a warrant (the "New Warrant"), in the form attached hereto as Exhibit C, to purchase 150,000 shares (subject to adjustment) of the Company's common stock at $2.375 per share (subject to adjustment), which warrant shall be exercisable on the date of issuance and for the five year period thereafter.

         20. (a) The Company hereby acknowledges and agrees that it does not currently have any claims of any kind, causes of action, suits, debts, damages, judgments or liabilities whatsoever, whether known or unknown, liquidated or unliquidated, contingent or otherwise, at law or in equity (collectively, "Claims"), against Prudential, its directors, officers, employees, agents, successors and assigns (collectively, the "Prudential Parties"),

Robert J. Hanlon, Jr.
July 20, 1994
Page 10

by reason of any act, cause, document, matter or thing whatsoever up to and including the date hereof, related (i) to the borrower lender-relationship created pursuant to the Agreement, the related documents or any prior agreements relating to the Debt of the Company to Prudential and/or (ii) to Prudential's ownership of stock in the Company or exercise of its rights as a stockholder pursuant to the Stockholders' Agreement or otherwise and/or the Prudential Stock Purchase Agreement, including, without limitation, any Claims based upon any theory of equitable subordination or lender liability. To the extent that any Claims referred to in the preceding sentence do exist, and as additional consideration for Prudential's willingness to extend additional credit to the Company and to amend the Agreement, the Company hereby releases and forever discharges the Prudential Parties from, and unconditionally covenants not to sue the Prudential Parties for, such Claims. The Company acknowledges that this is intended to be a general release, that it has been represented by independent counsel of its own choice and it has made this acknowledgement and executed this release with the consent and upon the advice of its counsel.

         (b) Prudential hereby acknowledges and agrees that, other than (i) its right to repayment of principal and payments of interest with respect to the Notes and the other obligations of the Company pursuant to the Agreement and hereunder (including, without limitation, its obligations to pay the costs and expenses referred to in paragraph 22(i) hereof) and (ii) contractual obligations and obligations pursuant to the Company's Certificate of Incorporation with respect to the Prudential Preferred Stock and the Old Warrants contemplated by the Prudential Stock Purchase Agreement, the Company's Certificate of Incorporation, the Stockholders' Agreement or the Old Warrants, it does not currently have any Claims, against the Company, its directors, officers, employees, agents, successors and assigns (collectively, the "Company Parties"), by reason of any act, cause, document, matter or thing whatsoever up to and including the date hereof, related (x) to the borrower lender-relationship created pursuant to the Agreement, the related documents or any prior agreements relating to the Debt of the Company to Prudential and/or
(y) to Prudential's ownership of stock in the Company or exercise of its rights as a stockholder pursuant to the Stockholders' Agreement or otherwise and/or the Prudential Stock Purchase Agreement. To the extent that any Claims referred to in the preceding sentence do exist, and as additional consideration for the Company's willingness to amend the Agreement, the Prudential hereby releases and forever discharges the Company Parties from, and unconditionally covenants not to sue the Company Parties for, such Claims, including, without

Robert J. Hanlon, Jr.
July 20, 1994
Page 11

limitations, any claims pursuant to any federal or state securities laws; provided, however, that nothing herein shall be deemed to release or discharge any of the Company Parties from, or to grant a covenant not to sue any Company Parties with respect to, any Claim arising from a breach of any representation, warranty or covenant of the Company contained in the Agreement, the Prudential Securities Purchase Agreement or any other contract, agreement or document, of which Prudential, as of the date hereof, does not have actual knowledge; further, provided, that Prudential hereby represents that it is not aware of any facts which would constitute any such breach which upon the effectiveness of this agreement (in accordance with Section 22 hereof) will continue to exist, although nothing in this clause shall in any way abrogate the effect of the immediately prior clause. Prudential acknowledges that it has been represented by independent counsel of its own choice and it has made this acknowledgement and executed this release with the consent and upon the advice of its counsel.

         21. Prudential hereby acknowledges and agrees that nothing herein or in the Agreement shall require the proceeds from the Rights Offering or any other public offering of any shares of the Company's stock to be applied to repay the Company's obligations pursuant to the Agreement and the Notes, provided, however, that this Paragraph 21 shall (i) in no way relieve the Company from any of such repayment obligations in accordance with the terms of the Agreement and the Notes, or (ii) in any manner limit the recourse of a holder of any of the Notes to any of the Company's property, assets or funds.

         22. The provisions of this agreement, including without limitation the amendments to the Agreement, shall not be effective until the following conditions have been completed to the satisfaction of Prudential and its counsel:

         (a) The Company shall have executed and delivered to Prudential the New Warrant

         (b) The Company shall have executed and delivered to Prudential the Amended Old Warrant, upon which delivery Prudential agrees to return to the Company the Old Warrant.

         (c) The Company shall have executed and delivered to each Holder of PIK Notes an Amended PIK Note, as described above in paragraph 17 of this agreement, upon which delivery
              Prudential, on behalf of such Holders, agrees to return to the Company the original PIK Notes.

Robert J. Hanlon, Jr.
July 20, 1994
Page 12


         (d) The Company shall have executed and delivered to each Holder of Senior Notes an Amended and Restated Senior Note in the form of Exhibit D hereto, upon which delivery Prudential, on behalf of such Holders, agrees to return to the Company the original Senior Notes.

         (e) The Company shall have executed and delivered to Prudential an Amended and Restated Revolving Credit Note in the form of Exhibit E hereto, upon which delivery Prudential agrees to return to the Company the original Revolving Credit Note.

         (f) All conditions precedent to the consummation of the Rights Offering shall have been satisfied or waived and Prudential shall have received evidence that (i) the Board of Directors has duly approved the Company's entry into and consummation of the transactions contemplated by the Rights Offering Documents, (ii) the holders of the requisite majorities of each class of the capital stock of the Company entitled to vote have duly consented to the Rights Offering according to the terms of the Rights Offering Documents, and (iii) any necessary filings and other acts required to consummate the Rights Offering or to comply with applicable laws and regulations have been duly completed. For the purposes of this letter agreement, the term "Rights Offering Documents" shall mean (i) that certain Registration Statement under the Securities Act on Form S-3 filed by the Company with respect to the shares of Common Stock, including all exhibits, schedules and amendments thereto and (ii) that certain Standby Agreement by and between Warburg and the Company.

         (g) Prudential shall have received copies of the certificate of incorporation, including all amendments thereto, of the Company certified by the Secretary of State of Delaware as being in full force and effect on a recent date prior to the date hereof, together with the by-laws of the Company, including all amendments thereto, certified by the Secretary or Assistant Secretary of the Company.

         (h) Prudential shall have received a copy of each of the Rights Offering Documents, certified as a true and correct copy thereof by officers of the parties thereto, certified copies of all certificates and other documents delivered in connection with the Rights

Robert J. Hanlon, Jr.
July 20, 1994
Page 13

                 Offering and copies of all opinions delivered in connection with the Rights Offering.

         (i) The Company shall have reimbursed Prudential for its costs and expenses, including but not limited to reasonable attorneys' fees, incurred in the preparation and negotiation of this agreement and the related documents.

         (j) The Company shall have delivered to Prudential certificates of incumbency and corporate resolutions authorizing the execution, delivery and performance of this agreement, the New Warrant, the Amended Old Warrant, the New Notes and all other documents contemplated hereby and thereby, together with a favorable opinion of counsel, all in form and substance satisfactory to Prudential and its counsel.

         (k) The Company and Prudential shall agree, in writing, as to the outstanding principal and accrued and unpaid interest on the Notes as of the date on which this agreement becomes effective in accordance with the terms of this Section 22.

         23. This amendment shall be effective only to the extent specifically set forth herein. The Company agrees that the execution by Prudential of this agreement does not constitute "a course of dealing" in contravention of Prudential's rights under the Agreement, the Senior Notes, the PIK Notes, the Revolving Notes, the Old Warrant and other related documents. Except as expressly provided herein or in the documents contemplated hereby, the Agreement, the Senior Notes, the PIK Notes, the Revolving Notes, the Old Warrant and other related documents are neither altered nor amended, and all the terms and conditions of the Agreement, the Senior Notes, the PIK Notes, the Revolving Notes, the Old Warrant and other related documents remain in full force and effect. This amendment will supersede, replace and terminate (i) all provisions of the Preliminary Agreement regarding the amendment of the Agreement, the Notes and the Old Warrant and (ii) any and all other prior agreements regarding any such amendments, and hereafter neither the Company nor Prudential shall have any liability under such provisions of the Preliminary Agreement or any such other agreements; provided, however, that nothing herein shall supersede, replace or terminate any provisions of the Preliminary Agreement relating to (i) Prudential's ownership of preferred or common stock in the Company, (ii) the provisions of the Stockholders' Agreement or (iii) any provision in Exhibit A thereto under the headings

Robert J. Hanlon, Jr.
July 20, 1994
Page 14

"Bridge Financing" and "Rights Offering and Subscription Warrant Conversion."

         24. This amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Robert J. Hanlon, Jr.
July 20, 1994
Page 15

         If you are in agreement with the foregoing, please sign the enclosed duplicate of this letter where indicated below and return the same to Mr. John Mullman of Prudential.

                                                    Very truly yours,

                                                    THE PRUDENTIAL INSURANCE
                                                    COMPANY OF AMERICA

                                                    By:
                                                       ---------------------
                                                          Title:



Agreed and accepted as of
the date first above written:

GRUBB & ELLIS COMPANY


By:--------------------------
         Title:

                                                                       EXHIBIT A


       THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.


                             GRUBB & ELLIS COMPANY

                              AMENDED AND RESTATED
                    10.65% SUBORDINATED PAYMENT-IN-KIND NOTE
                              DUE NOVEMBER 1, 2001

No. AP-_                                              Amended and Restated as of
$                                                              November __, 1994


       FOR VALUE RECEIVED, the undersigned, Grubb & Ellis Company, a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby promises to pay to _________ _________________________________ (the "Holder"), or registered assigns, the principal sum of ________________________ DOLLARS ($_________) (subject to prepayments pursuant to the terms of the Agreement (as defined below)) on November 1, 2001, with interest (computed on the basis of a 360-day year -- 30-day month) on the unpaid balance thereof at the then applicable PIK Rate from the date of issuance of the Original Note (as defined below), payable semiannually on the first day of February and August in each year, commencing on August 1, 1993, until the principal hereof shall have become due and payable, provided that the unpaid balance of any principal and, to the extent permitted by law, interest which shall have become due and payable shall bear interest until paid at the greater of (i) 2% over the then applicable PIK Rate and (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate. For the purposes of this Note, the PIK Rate shall mean a per annum interest rate equal to (i) 10.65% until December 31, 1995 and (ii) 11.65% thereafter.

       Subject to the provisions of the Agreement (as defined below), the Company may, in its discretion, issue additional PIK Notes (as defined in the Agreement) in lieu of a cash payment of any or all of the interest due on this Note at any time prior to the retirement of all of the Company's Amended and Restated 9.90% Senior Notes due November 1, 1998 issued pursuant to the Agreement. Each issuance of additional PIK Notes in lieu of cash payments of interest on the PIK Notes shall be made pro rata with respect to the outstanding Notes prior to such issuance. Any such additional PIK Notes shall be governed by and subject to the

Agreement (as defined below) and shall be subject to the same terms (including the rate of interest from time to time payable thereon) as this Note (except, as the case may be, with respect to the issuance date and aggregate principal amount).

       Payments of both principal and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City, or such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

       This Note is one of a series of PIK Notes (the "Notes") issued pursuant to a Senior Note, Subordinated Note and Revolving Credit Note Agreement dated as of November 2, 1992 (as amended from time to time, herein called the "Agreement") between the Company and The Prudential Insurance Company of America, and is subject thereto and entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or in part, as specified in the Agreement. The Company agrees to make prepayments of principal on the dates and in the amounts specified in the Agreement.

       This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or his attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

       In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Agreement.

       The principal of and premium (if any) and interest on this Note is subordinate and junior, to the extent set forth in the Agreement, to "the Senior Debt" as defined in the Agreement.

       This Note is intended to be performed in the State of New York, and shall be construed and enforced in accordance with the law of such State.

       The Company agrees in accordance with the Agreement to pay, and save the holder hereof harmless against any liability for, any expenses arising in connection with the enforcement by the holder hereof of any of its rights under this Note or the Agreement.

       This Note amends and restates in its entirety that certain 10.65%
Subordinated Payment-In-Kind Note Due November 1, 1999 dated [          ]
(the "Original Note") issued by the Company to the Holder, and is made in substitution and not in payment thereof. This Note is not intended as and shall not be deemed to constitute a novation.

                                                 GRUBB & ELLIS COMPANY

                                             By:
                                                 ---------------------------
                                                 Name:
                                                 Title:

                                                                      EXHIBIT B


                                    Stock Subscription Warrant to Subscribe for
                                                 200,000 Shares of Common Stock


               THIS STOCK SUBSCRIPTION WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS STOCK SUBSCRIPTION WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS STOCK SUBSCRIPTION WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.


                           STOCK SUBSCRIPTION WARRANT

                      To Subscribe for and Purchase Shares
                               of Common Stock of

                             GRUBB & ELLIS COMPANY

                    THIS CERTIFIES THAT, for value received,

               THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential") or registered assigns, is entitled to subscribe for and purchase from GRUBB & ELLIS COMPANY (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, at any time or from time to time during the period specified in paragraph 2 hereof, up to

                              TWO HUNDRED THOUSAND

fully paid and nonassessable shares of the Company's Common Stock (the "Common Stock") at an exercise price per share of $3.50 (the "Exercise Price"). The number of shares purchasable hereunder and the Exercise Price are subject to adjustment as provided in paragraph 4 hereof. These Stock Subscription Warrants were originally issued pursuant to the Agreement. The term "Warrants", as used herein, shall mean this Stock Subscription Warrant, including all amendments hereto. The term "Warrant Shares", as used herein, refers to the shares purchasable upon the exercise of the Warrants.

               Certain terms used herein and not elsewhere defined are defined in paragraph 15 hereof.

               This Warrant is subject to the following provisions, terms and conditions:

               1. Manner of Exercise; Issuance of Certificates; Payment for Shares. The rights represented by this Warrant may be exercised by the holder hereof in whole or in part (but not as to a fractional Warrant Share), by the surrender of this Warrant, together with a completed Exercise Agreement in the form attached hereto, during normal business hours on any business day at the principal office of the Company (or such other office or agency of the Company in New York, New York or San Francisco, California as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company) at any time during the period set forth in paragraph 2 hereof and upon payment to the Company by certified check or bank draft of the Exercise Price for such shares, or, at the election of the holder hereof, by delivery of other Warrants equal in value to the aggregate Exercise Price with respect to such Warrants being exercised, the value of which other Warrants shall be deemed to equal the difference between the Market Price of a share of Common Stock on the date immediately preceding the date of exercise and the then current Exercise Price. The Company agrees that the shares so purchased shall be and are deemed to be issued to the holder hereof or its designee as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in said Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding five business days, after the rights represented by this Warrant shall have been so exercised. Each stock certificate so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of said holder or such other name (upon compliance with the transfer requirements hereinafter set forth) as shall be designated by said holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of said stock certificates, deliver to said holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. The Company shall pay all taxes and other expenses and charges payable in connection with the preparation, execution and delivery of stock certificates (and any new Warrants) pursuant to this paragraph except that, in case such stock certificates shall be registered in a name or names other than the holder of this Warrant or its nominee, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the holder hereof to the Company at the time of the delivery of such stock certificates by the Company as mentioned above.

               2. Period of Exercise. This Warrant is exercisable at any time or from time to time prior to December 31, 1998.

               3. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all Warrant Shares will, upon issuance, be fully paid and nonassessable and free from preemptive rights and all taxes, liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per Warrant Share is at all times equal to or less than the effective Exercise Price. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company shall take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation of any applicable law or regulation and will be approved for listing on any domestic securities exchange upon which the Common Stock may be listed. The Company further covenants and agrees that it will, at any time, at its expense, promptly list on each national securities exchange on which any Capital Stock is at the time listed, upon official notice of issuance, Common Stock issuable upon the exercise of any Warrant as provided in paragraph 1 hereof, and maintain such listing of all shares of Common Stock from time to time issuable upon such exercise, and will, at any time, register under the Securities Exchange Act of 1934, as amended, all shares of Common Stock from time to time issuable upon such exercise if and at the time that any existing shares of Capital Stock are so registered.

               4. Anti-dilution Provisions. The Exercise Price set forth above shall be subject to adjustment from time to time as hereinafter provided. For purposes of this paragraph 4, the term "Capital Stock" as used herein includes the Company's Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares purchasable pursuant to this Warrant shall include only Common Stock. Upon each adjustment of the Exercise Price, this Warrant shall thereafter represent the right to purchase, at the Exercise Price resulting from such adjustment, the largest number of shares of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable thereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

               In case the Company, at any time, shall be a party to any Transaction, each holder hereof, upon the exercise hereof at any time on or after the Consummation Date shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon exercise prior to the Consummation Date, the kind and amount of securities or property (including cash) which it would have owned or have been entitled to receive after the happening of such Transaction had this Warrant been exercised immediately prior to such Transaction.

               Notwithstanding anything contained herein to the contrary, the Company shall not effect any Transaction unless prior to the consummation thereof each corporation or entity (other than the Company) which may be required to deliver any securities or other property upon the exercise of Warrants, the surrender of Warrants or the satisfaction of exercise rights as provided herein, shall assume, by written instrument delivered to each holder of Warrants, the obligation to deliver to such holder such securities or other property to which, in accordance with the foregoing provisions, such holder may be entitled, and such corporation or entity shall have similarly delivered to each holder of Warrants an opinion of counsel for such corporation or entity, satisfactory to each holder of Warrants, which opinion shall state that all the outstanding Warrants, including, without limitation, the exercise provisions applicable thereto, if any, shall thereafter continue in full force and effect and shall be enforceable against such corporation or entity in accordance with the terms hereof and thereof and, together with such other matters as such holders may reasonably request.

               In case the Company shall (i) pay a dividend in shares of Capital Stock or securities convertible into Capital Stock or make a distribution to all holders of shares of Capital Stock in shares of Capital Stock or securities convertible into Capital Stock, (ii) subdivide its outstanding shares of Capital Stock, (iii) combine its outstanding shares of Capital Stock into a smaller number of shares of Capital Stock or (iv) issue by reclassification of its shares of Capital Stock other securities of the Corporation, the Exercise Price shall be adjusted (to the nearest cent) by multiplying the Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Capital Stock outstanding immediately prior to the occurrence of such event, and of which the denominator shall be the number of shares of Capital Stock outstanding (including any convertible securities issued pursuant to clause (i) or (iv) above on an as converted basis) immediately thereafter. An adjustment made pursuant to the foregoing sentence shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

               (d) Notice of Adjustment. Upon the occurrence of any event requiring an adjustment of the Exercise Price, then and in each such case the Company shall promptly deliver to each holder of Warrants a certificate signed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company (an "Officers' Certificate") stating the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock issuable upon exercise of the Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Within 90 days after each fiscal year in which any such adjustment shall have occurred, or within 30 days after any request therefor by any holder of Warrants stating that such holder contemplates exercise of such Warrants, the Company will obtain and deliver to each holder of Warrants the opinion of its regular independent auditors or another firm of independent public accountants of recognized national standing selected by the Company's Board of Directors who are satisfactory to the registered holder of this Warrant, which opinion shall confirm the statements in the most recent Officers' Certificate delivered under this paragraph 4(d).

               (e)  Other Notices.  In case at any time:

               (i) the Company shall declare or pay to the holders of Capital Stock any dividend other than a regular periodic cash dividend or any periodic cash dividend in excess of 115% of the cash dividend for the comparable fiscal period in the immediately preceding fiscal year;

               (ii) the Company shall declare or pay any dividend upon Capital Stock payable in stock or make any special dividend or other distribution (other than regular cash dividends) to the holders of Capital Stock;

               (iii) the Company shall offer for subscription pro rata to the holders of Capital Stock any additional shares of stock of any class or other rights;

               (iv) there shall be any capital reorganization, or reclassification of the Capital Stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or other entity;

               (v) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

               (vi)  there shall be any other Transaction;

then, in any one or more of such cases, the Company shall give to the holder of each Warrant (a) at least 15 days prior to any event referred to in clause (i) or (ii) above, at least 30 days prior to any event referred to in clause (iii), (iv) or (v) above, and within five business days after it has knowledge of any pending Transaction, written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Transaction and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Transaction known to the Company, at least 30 days prior written notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Capital Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Capital Stock shall be entitled to exchange their Capital Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Transaction, as the case may be. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of security holders, if either is required.

               5. Certain Agreements of the Company. The Company covenants and agrees that:

               (a) Certain Actions Prohibited. The Company will not by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of any Warrant in order to protect the exercise rights of the holders of the Warrants. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of the Warrants above the Exercise Price then in effect, (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of all Warrants from time to time outstanding, (iii) will not take any action which results in any adjustment of the number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common

Stock then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise, and (iv) will not issue any capital stock of any class which has the right to more than one vote per share or any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage (or floating rate related to market yields) of par value or stated value in aspect of participation in dividends and a fixed sum or percentage of par value or stated value in any such distribution of assets.

               (b) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

               (c) Issuance of Warrant Securities. If the issuance of any Warrant Shares required to be reserved for purposes of exercise of this Warrant or for the conversion of such Warrant Shares requires registration with or approval of any Federal governmental authority under any Federal or state law (other than any registration under the Securities Act) or listing on any national securities exchange, before such shares may be issued upon exercise of this Warrant, the Company will, at its expense, use its best efforts to cause such shares to be duly registered or approved, or listed on the relevant national securities exchange, as the case may be, at such time, so that such shares may be issued in accordance with the terms hereof and so converted.

               6. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of Warrants shall be made without charge to the holders of such Warrants or such shares for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of the Warrant exercised.

               7. Closing of Books. The Company will at no time close its transfer books against the transfer of any Warrant, of any Warrant Shares issued or issuable upon the exercise of any Warrant or in any manner which interferes with the timely exercise of this Warrant.

               8. Amendments to Terms of Warrant Shares. The Company will not amend the terms of the Warrant Shares.

               9. Availability of Information. The Company will cooperate with each holder of any Warrants or Warrant Shares in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Securities and Exchange Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrants or Warrant Shares. The Company will deliver to any person at the time holding any Warrants, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Securities and Exchange Commission.

               10. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

               11.  Transfer and Exchange.

               (a) (1) The transfer of this Warrant and all rights hereunder, in whole or in part, is registrable at the office or agency of the Company referred to below by the holder hereof in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner and holder hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the registration of transfer hereof on the books of the Company; and until due presentment for registration of transfer on such books the Company may treat the registered holder hereof as the owner and holder for all purposes, and the Company shall not be affected by notice to the contrary.

               (2) The holder of this Warrant, by acceptance hereof, understands that the Warrant Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being or will be acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Warrant Securities may be resold without registration under the Securities Act only in certain limited circumstances. The holder of this Warrant, by acceptance hereof, agrees to comply with all applicable laws

(including, without limitation, any filing required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976) upon exercise hereof.

               The holder of this Warrant, by acceptance hereof, represents that such holder is acquiring this Warrant and any Warrant Shares to be issued upon exercise hereof for its own account (including any separate account) for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. The holder hereof further represents that such holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant Securities as required by Section (b)(2)(ii)(v) of Rule 502 of Regulation D under the Securities Act.

               Without in any way limiting the foregoing, the holder hereof further agrees not to make any disposition of all or any portion of the Warrant Securities unless and until:

               (x) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (y) (i) The holder hereof shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company (it being understood that if the holder of this Warrant is a party to the Agreement, counsel who is such party's employee shall be deemed reasonably satisfactory to the Company), that such disposition will not require registration of such Warrant Securities under the Securities Act.

               (b) Register. The Company shall maintain, at the principal office of the Company (or such other office or agency of the Company in New York, New York or San Francisco, California as it may designate by notice to the holder hereof), a register for the Warrants, in which the Company shall record the name and address of the person in whose name a Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. Within 10 days after any holder of Warrants shall by notice request the same, the Company will deliver to such holder a certificate, signed by one of its officers, listing the name and address of every other holder of Warrants and/or Warrant Shares, as such information appears in said register and in the stock transfer books of the Company at the close of business on the day before such certificate is signed.

               (c) Warrants Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in paragraph 11(b), for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder of Common Stock, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

               (d) Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond (or, in the case of any institutional holder, an indemnity agreement) reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

               (e) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any exchange, transfer or replacement as provided in this paragraph 11, this Warrant shall be promptly cancelled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this paragraph 11.

               12. Notices. All notices, requests and other communications required or permitted to be given or delivered to the holders of Warrants shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to each holder at the address shown on the register for the Warrants, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests and other communications required or permitted to be given or delivered to the Company shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to the office of the Company, at One Montgomery Street, San Francisco, California 94104, Attention: Chief Financial Officer, with a copy to General Counsel, or at such other address as shall have been furnished to the holders of Warrants by notice from the Company. Any such notice, request or other communication may be sent by telegram or telex, but shall in such case be subsequently confirmed by a writing delivered or sent by certified or registered mail as provided above. All notices shall be deemed to have been given either at the time of the delivery thereof to (or the receipt by, in the case of a telegram or telex) any officer or employee of the person entitled to receive such notice at the address of such person for purposes of this paragraph 12, or, if mailed, at the completion of the third full day following the time of such mailing thereof to such address, as the case may be.

               13. Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of New York without regard to the principles of conflicts of laws.

               14. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

               15. Definitions. For the purpose of this Warrant, the following terms shall have the following meanings:

               "Additional Shares of Capital Stock" shall mean all shares (including treasury shares) of Capital Stock issued or sold (or, pursuant to paragraph 4(a) deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than shares of Common Stock issued upon the exercise of the Warrants.

               "Capital Stock" shall have the meaning assigned to such term in paragraph 4.

               "Consummation Date" shall mean the date of the consummation of a Transaction.

               "Convertible Securities" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or securities directly or indirectly convertible into or exchangeable for Additional Shares of Capital Stock.

               "Market Price" shall mean, on any date specified herein, (A) if any class of Capital Stock is listed or admitted to trading on any national securities exchange, the highest price obtained by taking the arithmetic mean over a period of twenty consecutive Trading Days ending the second Trading Day prior to such date of the average, on each such Trading Day, of the high and low sale price of shares of each such class of Capital Stock or if no such sale takes place on such date, the average of the highest closing bid and lowest closing asked prices thereof on such date, in each case as officially reported on all national securities exchanges on which each such class of Capital Stock is then listed or admitted to trading, or (B) if no shares of any class of Capital Stock are then listed or admitted to trading on any national securities exchange, the highest closing price of any class of Capital Stock on such date in the over-the-counter market as shown by NASDAQ or, if no such shares of any class of Capital Stock are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company. If no shares of any class of Capital Stock are then listed or admitted to trading on any national securities exchange and if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, "Market Price" shall mean the higher of (x) the book value per share of Capital Stock (assuming for the purposes of this calculation the economic equivalence of all shares of all classes of Capital Stock) as determined on a fully diluted basis in accordance with generally accepted accounting principles by a firm of independent public accountants of recognized standing (which may be its regular auditors) selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made or (y) the fair value per share of Capital Stock (assuming for the purposes of this calculation the economic equivalence of all shares of all classes of Capital Stock), as determined on a fully diluted basis in good faith by an independent brokerage firm or Standard & Poor's Corporation (as selected by the Board of Directors of the Company), as of a date which is 15 days preceding the date as of which the determination is to be made.

               "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Capital Stock or Convertible Securities.

               "Other Securities" shall mean any stock (other than Capital Stock) and any other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise or partial exercise of the Warrants, in lieu of or in addition to Common Stock.

               "Prudential Warrants" shall mean all warrants, including any amendments thereto, issued pursuant to the Securities Purchase Agreement dated November 2, 1992 between the Company and Prudential.

               "Securities Act" shall mean the Securities Act of 1933, as amended.

               "Trading Day" shall mean any day on which the New York Stock Exchange is open for trading on a regular basis.

               "Transaction" shall mean any transaction to which the Company is a party at any time (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization of the Capital Stock) in which the previously outstanding Capital Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing or in which the Capital Stock ceases to be a publicly traded security either listed on the New York Stock Exchange or the American Stock Exchange or quoted by NASDAQ or any successor thereto or comparable system.

               "Warrant Securities" shall mean the Warrants and the Warrant Shares.

               16.  Miscellaneous.

               (a) Amendments. This Warrant and any provision hereof may be amended or waived only by an instrument in writing signed by the holders of then outstanding Prudential Warrants representing the right to purchase not less than a majority of the total number of shares of Common Stock issuable upon exercise of all then outstanding Prudential Warrants then not transferable without registration under the Securities Act and, if it is to be bound thereby, by the Company.

               (b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.


               IN WITNESS WHEREOF, GRUBB & ELLIS COMPANY has caused this Stock Subscription Warrant to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, and the Warrant to be dated as of _____________, 1994.

                                                    GRUBB & ELLIS COMPANY


                                                    By
                                                      ------------------------
                                                    Title:
- ----------------------------


Attest:


By
    ----------------------------
Title:

                           FORM OF EXERCISE AGREEMENT


                                                                            Date


To:


               The undersigned, pursuant to the provisions set forth in the within Stock Subscription Warrant, hereby agrees to subscribe for and purchase ________ shares of Common Stock covered by such Stock Subscription Warrant, and makes payment herewith in full therefor at the price per share provided by such Stock Subscription Warrant [in cash] [by delivery of $_____ principal amount of ______ Notes] [by cancellation of $______ of accrued and unpaid interest on
______ Notes].


                                                 Name
                                                     --------------------------
                                                 Title
                                                      -------------------------
                                                 Company
                                                        -----------------------
                                                 Signature
                                                          ---------------------
                                                 Address
                                                        -----------------------

                                                 ------------------------------

                                   ASSIGNMENT



FOR VALUE RECEIVED

hereby sells, assigns and transfers all of the rights of the undersigned under the within Stock Subscription Warrant, with respect to the number of Warrant Shares covered thereby set forth hereinbelow to:

Name of Assignee                Address                           No. of Shares
- ----------------                -------                           -------------




Dated:  ___________, 19__.


                                                 Name
                                                     --------------------------
                                                 Title
                                                      -------------------------
                                                 Company
                                                        -----------------------
                                                 Signature
                                                          ---------------------
                                                 Witness
                                                        -----------------------

                                                                      EXHIBIT C


                                    Stock Subscription Warrant to Subscribe for
                                                 150,000 Shares of Common Stock


               THIS STOCK SUBSCRIPTION WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS STOCK SUBSCRIPTION WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS STOCK SUBSCRIPTION WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.


                           STOCK SUBSCRIPTION WARRANT

                      To Subscribe for and Purchase Shares
                               of Common Stock of

                             GRUBB & ELLIS COMPANY

                    THIS CERTIFIES THAT, for value received,

               THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential") or registered assigns, is entitled to subscribe for and purchase from GRUBB & ELLIS COMPANY (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, at any time or from time to time during the period specified in paragraph 2 hereof, up to

                         ONE HUNDRED AND FIFTY THOUSAND

fully paid and nonassessable shares of the Company's Common Stock (the "Common Stock") at an exercise price per share of $2.375 (the "Exercise Price"). The number of shares purchasable hereunder and the Exercise Price are subject to adjustment as provided in paragraph 4 hereof. These Stock Subscription Warrants were originally issued pursuant to the Agreement. The term "Warrants", as used herein, shall mean this Stock Subscription Warrant, including all amendments hereto. The term "Warrant Shares", as used herein, refers to the shares purchasable upon the exercise of the Warrants.

Certain terms used herein and not elsewhere defined are defined in paragraph 15 hereof.

               This Warrant is subject to the following provisions, terms and conditions:

               1. Manner of Exercise; Issuance of Certificates; Payment for Shares. The rights represented by this Warrant may be exercised by the holder hereof in whole or in part (but not as to a fractional Warrant Share), by the surrender of this Warrant, together with a completed Exercise Agreement in the form attached hereto, during normal business hours on any business day at the prin-cipal office of the Company (or such other office or agency of the Company in New York, New York or San Francisco, California as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company) at any time during the period set forth in paragraph 2 hereof and upon payment to the Company by certified check or bank draft of the Exercise Price for such shares, or, at the election of the holder hereof, by delivery of other Warrants equal in value to the aggregate Exercise Price with respect to such Warrants being exercised, the value of which other Warrants shall be deemed to equal the difference between the Market Price of a share of Common Stock on the date immediately preceding the date of exercise and the then current Exercise Price. The Company agrees that the shares so purchased shall be and are deemed to be issued to the holder hereof or its designee as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in said Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding five business days, after the rights represented by this Warrant shall have been so exercised. Each stock certificate so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of said holder or such other name (upon compliance with the transfer requirements hereinafter set forth) as shall be designated by said holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of said stock certificates, deliver to said holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. The Company shall pay all taxes and other expenses and charges payable in connection with the preparation, execution and delivery of stock certificates (and any new Warrants) pursuant to this paragraph except that, in case such stock certificates shall be registered in a name or names other than the holder of this Warrant or its nominee, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the holder hereof to the Company at the time of the delivery of such stock certificates by the Company as mentioned above.

               2. Period of Exercise. This Warrant is exercisable at any time or from time to time prior to _____________, 1999.

               3. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all Warrant Shares will, upon issuance, be fully paid and nonassessable and free from preemptive rights and all taxes, liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per Warrant Share is at all times equal to or less than the effective Exercise Price. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company shall take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation of any applicable law or regulation and will be approved for listing on any domestic securities exchange upon which the Common Stock may be listed. The Company further covenants and agrees that it will, at any time, at its expense, promptly list on each national securities exchange on which any Capital Stock is at the time listed, upon official notice of issuance, Common Stock issuable upon the exercise of any Warrant as provided in paragraph 1 hereof, and maintain such listing of all shares of Common Stock from time to time issuable upon such exercise, and will, at any time, register under the Securities Exchange Act of 1934, as amended, all shares of Common Stock from time to time issuable upon such exercise if and at the time that any existing shares of Capital Stock are so registered.

               4. Anti-dilution Provisions. The Exercise Price set forth above shall be subject to adjustment from time to time as hereinafter provided. For purposes of this paragraph 4, the term "Capital Stock" as used herein includes the Company's Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares purchasable pursuant to this Warrant shall include only Common Stock. Upon each adjustment of the Exercise Price, this Warrant shall thereafter represent the right to purchase, at the Exercise Price resulting from such adjustment, the largest number of shares of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable thereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

               In case the Company, at any time, shall be a party to any Transaction, each holder hereof, upon the exercise hereof at any time on or after the Consummation Date shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon exercise prior to the Consummation Date, the kind and amount of securities or property (including cash) which it would have owned or have been entitled to receive after the happening of such Transaction had this Warrant been exercised immediately prior to such Transaction.

               Notwithstanding anything contained herein to the contrary, the Company shall not effect any Transaction unless prior to the consummation thereof each corporation or entity (other than the Company) which may be required to deliver any securities or other property upon the exercise of Warrants, the surrender of Warrants or the satisfaction of exercise rights as provided herein, shall assume, by written instrument delivered to each holder of Warrants, the obligation to deliver to such holder such securities or other property to which, in accordance with the foregoing provisions, such holder may be entitled, and such corporation or entity shall have similarly delivered to each holder of Warrants an opinion of counsel for such corporation or entity, satisfactory to each holder of Warrants, which opinion shall state that all the outstanding Warrants, including, without limitation, the exercise provisions applicable thereto, if any, shall thereafter continue in full force and effect and shall be enforceable against such corporation or entity in accordance with the terms hereof and thereof and, together with such other matters as such holders may reasonably request.

               In case the Company shall (i) pay a dividend in shares of Capital Stock or securities convertible into Capital Stock or make a distribution to all holders of shares of Capital Stock in shares of Capital Stock or securities convertible into Capital Stock, (ii) subdivide its outstanding shares of Capital Stock, (iii) combine its outstanding shares of Capital Stock into a smaller number of shares of Capital Stock or (iv) issue by reclassification of its shares of Capital Stock other securities of the Corporation, the Exercise Price shall be adjusted (to the nearest cent) by multiplying the Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Capital Stock outstanding immediately prior to the occurrence of such event, and of which the denominator shall be the number of shares of Capital Stock outstanding (including any convertible securities issued pursuant to clause (i) or (iv) above on an as converted basis) immediately thereafter. An adjustment made pursuant to the foregoing sentence shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

               (d) Notice of Adjustment. Upon the occurrence of any event requiring an adjustment of the Exercise Price, then and in each such case the Company shall promptly deliver to each holder of Warrants a certificate signed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company (an "Officers' Certificate") stating the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock issuable upon exercise of the Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Within 90 days after each fiscal year in which any such adjustment shall have occurred, or within 30 days after any request therefor by any holder of Warrants stating that such holder contemplates exercise of such Warrants, the Company will obtain and deliver to each holder of Warrants the opinion of its regular independent auditors or another firm of independent public accountants of recognized national standing selected by the Company's Board of Directors who are satisfactory to the registered holder of this Warrant, which opinion shall confirm the statements in the most recent Officers' Certificate delivered under this paragraph 4(d).

               (e)   Other Notices.  In case at any time:

               (i) the Company shall declare or pay to the holders of Capital Stock any dividend other than a regular periodic cash dividend or any periodic cash dividend in excess of 115% of the cash dividend for the comparable fiscal period in the immediately preceding fiscal year;

               (ii) the Company shall declare or pay any dividend upon Capital Stock payable in stock or make any special dividend or other distribution (other than regular cash dividends) to the holders of Capital Stock;

               (iii) the Company shall offer for subscription pro rata to the holders of Capital Stock any additional shares of stock of any class or other rights;

               (iv) there shall be any capital reorganization, or reclassification of the Capital Stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or other entity;

               (v) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

               (vi)  there shall be any other Transaction;

then, in any one or more of such cases, the Company shall give to the holder of each Warrant (a) at least 15 days prior to any event referred to in clause (i) or (ii) above, at least 30 days prior to any event referred to in clause (iii),
(iv) or (v) above, and within five business days after it has knowledge of any pending Transaction, written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Transaction and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Transaction known to the Company, at least 30 days prior written notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Capital Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Capital Stock shall be entitled to exchange their Capital Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Transaction, as the case may be. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of security holders, if either is required.

               5. Certain Agreements of the Company. The Company covenants and agrees that:

               (a) Certain Actions Prohibited. The Company will not by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of any Warrant in order to protect the exercise rights of the holders of the Warrants. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of the Warrants above the Exercise Price then in effect, (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of all Warrants from time to time outstanding, (iii) will not take any action which results in any adjustment of the number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise, and (iv) will not issue any capital stock of any class which has the right to more than one vote per share or any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage (or floating rate related to market yields) of par value or stated value in aspect of participation in dividends and a fixed sum or percentage of par value or stated value in any such distribution of assets.

               (b) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

               (c) Issuance of Warrant Securities. If the issuance of any Warrant Shares required to be reserved for purposes of exercise of this Warrant or for the conversion of such Warrant Shares requires registration with or approval of any Federal governmental authority under any Federal or state law (other than any registration under the Securities Act) or listing on any national securities exchange, before such shares may be issued upon exercise of this Warrant, the Company will, at its expense, use its best efforts to cause such shares to be duly registered or approved, or listed on the relevant national securities exchange, as the case may be, at such time, so that such shares may be issued in accordance with the terms hereof and so converted.

               6. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of Warrants shall be made without charge to the holders of such Warrants or such shares for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of the Warrant exercised.

               7. Closing of Books. The Company will at no time close its transfer books against the transfer of any Warrant, of any Warrant Shares issued or issuable upon the exercise of any Warrant or in any manner which interferes with the timely exercise of this Warrant.

               8. Amendments to Terms of Warrant Shares. The Company will not amend the terms of the Warrant Shares.

               9. Availability of Information. The Company will cooperate with each holder of any Warrants or Warrant Shares in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Securities and Exchange Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrants or Warrant Shares. The Company will deliver to any person at the time holding any Warrants, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Securities and Exchange Commission.

               10. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

               11.  Transfer and Exchange.

               (a) (1) The transfer of this Warrant and all rights hereunder, in whole or in part, is registrable at the office or agency of the Company referred to below by the holder hereof in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner and holder hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the registration of transfer hereof on the books of the Company; and until due presentment for registration of transfer on such books the Company may treat the registered holder hereof as the owner and holder for all purposes, and the Company shall not be affected by notice to the contrary.

               (2) The holder of this Warrant, by acceptance hereof, understands that the Warrant Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being or will be acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Warrant Securities may be resold without registration under the Securities Act only in certain limited circumstances. The holder of this Warrant, by acceptance hereof, agrees to comply with all applicable laws (including, without limitation, any filing required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976) upon exercise hereof.

               The holder of this Warrant, by acceptance hereof, represents that such holder is acquiring this Warrant and any Warrant Shares to be issued upon exercise hereof for its own account (including any separate account) for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. The holder hereof further represents that such holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant Securities as required by Section (b)(2)(ii)(v) of Rule 502 of Regulation D under the Securities Act.

               Without in any way limiting the foregoing, the holder hereof further agrees not to make any disposition of all or any portion of the Warrant Securities unless and until:

               (x) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (y) (i) The holder hereof shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company (it being understood that if the holder of this Warrant is a party to the Agreement, counsel who is such party's employee shall be deemed reasonably satisfactory to the Company), that such disposition will not require registration of such Warrant Securities under the Securities Act.

               (b) Register. The Company shall maintain, at the principal office of the Company (or such other office or agency of the Company in New York, New York or San Francisco, California as it may designate by notice to the holder hereof), a register for the Warrants, in which the Company shall record the name and address of the person in whose name a Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. Within 10 days after any holder of Warrants shall by notice request the same, the Company will deliver to such holder a certificate, signed by one of its officers, listing the name and address of every other holder of Warrants and/or Warrant Shares, as such information appears in said register and in the stock transfer books of the Company at the close of business on the day before such certificate is signed.

               (c) Warrants Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in paragraph 11(b), for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder of Common Stock, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

               (d) Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond (or, in the case of any institutional holder, an indemnity agreement) reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

               (e) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any exchange, transfer or replacement as provided in this paragraph 11, this Warrant shall be promptly cancelled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this paragraph 11.

               12. Notices. All notices, requests and other communications required or permitted to be given or delivered to the holders of Warrants shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to each holder at the address shown on the register for the Warrants, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests and other communications required or permitted to be given or delivered to the Company shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to the office of the Company, at One Montgomery Street, San Francisco, California 94104, Attention: Chief Financial Officer, with a copy to General Counsel, or at such other address as shall have been furnished to the holders of Warrants by notice from the Company. Any such notice, request or other communication may be sent by telegram or telex, but shall in such case be subsequently confirmed by a writing delivered or sent by certified or registered mail as provided above. All notices shall be deemed to have been given either at the time of the delivery thereof to (or the receipt by, in the case of a telegram or telex) any officer or employee of the person entitled to receive such notice at the address of such person for purposes of this paragraph 12, or, if mailed, at the completion of the third full day following the time of such mailing thereof to such address, as the case may be.

               13. Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of New York without regard to the principles of conflicts of laws.

               14. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

               15. Definitions. For the purpose of this Warrant, the following terms shall have the following meanings:

               "Additional Shares of Capital Stock" shall mean all shares (including treasury shares) of Capital Stock issued or sold (or, pursuant to paragraph 4(a) deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than shares of Common Stock issued upon the exercise of the Warrants.

               "Capital Stock" shall have the meaning assigned to such term in paragraph 4.

               "Consummation Date" shall mean the date of the consummation of a Transaction.

               "Convertible Securities" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or securities directly or indirectly convertible into or exchangeable for Additional Shares of Capital Stock.

               "Market Price" shall mean, on any date specified herein, (A) if any class of Capital Stock is listed or admitted to trading on any national securities exchange, the highest price obtained by taking the arithmetic mean over a period of twenty consecutive Trading Days ending the second Trading Day prior to such date of the average, on each such Trading Day, of the high and low sale price of shares of each such class of Capital Stock or if no such sale takes place on such date, the average of the highest closing bid and lowest closing asked prices thereof on such date, in each case as officially reported on all national securities exchanges on which each such class of Capital Stock is then listed or admitted to trading, or (B) if no shares of any class of Capital Stock are then listed or admitted to trading on any national securities exchange, the highest closing price of any class of Capital Stock on such date in the over-the-counter market as shown by NASDAQ or, if no such shares of any class of Capital Stock are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company. If no shares of any class of Capital Stock are then listed or admitted to trading on any national securities exchange and if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, "Market Price" shall mean the higher of (x) the book value per share of Capital Stock (assuming for the purposes of this calculation the economic equivalence of all shares of all classes of Capital Stock) as determined on a fully diluted basis in accordance with generally accepted accounting principles by a firm of independent public accountants of recognized standing (which may be its regular auditors) selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made or (y) the fair value per share of Capital Stock (assuming for the purposes of this calculation the economic equivalence of all shares of all classes of Capital Stock), as determined on a fully diluted basis in good faith by an independent brokerage firm or Standard & Poor's Corporation (as selected by the Board of Directors of the Company), as of a date which is 15 days preceding the date as of which the determination is to be made.

               "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Capital Stock or Convertible Securities.

               "Other Securities" shall mean any stock (other than Capital Stock) and any other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise or partial exercise of the Warrants, in lieu of or in addition to Common Stock.

               "Prudential Warrants" shall mean all warrants, including any amendments thereto, issued pursuant to The Prudential Insurance Company of America on ______________, 1994.

               "Securities Act" shall mean the Securities Act of 1933, as amended.

               "Trading Day" shall mean any day on which the New York Stock Exchange is open for trading on a regular basis.

               "Transaction" shall mean any transaction to which the Company is a party at any time (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization of the Capital Stock) in which the previously outstanding Capital Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing or in which the Capital Stock ceases to be a publicly traded security either listed on the New York Stock Exchange or the American Stock Exchange or quoted by NASDAQ or any successor thereto or comparable system.

               "Warrant Securities" shall mean the Warrants and the Warrant Shares.

               16.  Miscellaneous.

               (a) Amendments. This Warrant and any provision hereof may be amended or waived only by an instrument in writing signed by the holders of then outstanding Prudential Warrants representing the right to purchase not less than a majority of the total number of shares of Common Stock issuable upon exercise of all then outstanding Prudential Warrants then not transferable without registration under the Securities Act and, if it is to be bound thereby, by the Company.

               (b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.


               IN WITNESS WHEREOF, GRUBB & ELLIS COMPANY has caused this Stock Subscription Warrant to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, and the Warrant to be dated as of _____________, 1994.

                                        GRUBB & ELLIS COMPANY


                                        By -------------------------
                                        Title:



Attest:


By  ----------------------------
Title:

                           FORM OF EXERCISE AGREEMENT


                                                                            Date


To:


               The undersigned, pursuant to the provisions set forth in the within Stock Subscription Warrant, hereby agrees to subscribe for and purchase ________ shares of Common Stock covered by such Stock Subscription Warrant, and makes payment herewith in full therefor at the price per share provided by such Stock Subscription Warrant [in cash] [by delivery of $_____ principal amount of ______ Notes] [by cancellation of $______ of accrued and unpaid interest on
______ Notes].


                                                 Name--------------------------

                                                 Title-------------------------

                                                 Company-----------------------

                                                 Signature---------------------

                                                 Address-----------------------

                                                 ------------------------------

                                   ASSIGNMENT



FOR VALUE RECEIVED

hereby sells, assigns and transfers all of the rights of the undersigned under the within Stock Subscription Warrant, with respect to the number of Warrant Shares covered thereby set forth hereinbelow to:

Name of Assignee                Address                           No. of Shares
- ----------------                -------                           -------------





Dated:  ___________, 19__.


                                                 Name
                                                      -------------------------
                                                 Title
                                                      -------------------------
                                                 Company
                                                        -----------------------
                                                 Signature
                                                          ---------------------
                                                 Witness
                                                        -----------------------

                                                                       EXHIBIT D


       THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR EXEMPTION THEREFROM UNDER SUCH ACT.


                             GRUBB & ELLIS COMPANY

                              AMENDED AND RESTATED
                     9.90% SENIOR NOTE DUE NOVEMBER 1, 1998


No. AS-1                                              Amended and Restated as of
$___________                                                   November __, 1994


       FOR VALUE RECEIVED, the undersigned, GRUBB & ELLIS COMPANY (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to The Prudential Insurance Company of America ("Prudential"), or its registered assigns, the principal sum of ________________ DOLLARS ($___________) (subject to prepayments pursuant to the terms of the Agreement (as defined below)) on November 1, 1998, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 9.90% per annum from January 29, 1993, payable semiannually on the first day of February and August in each year, commencing on August 1, 1993, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 11.90% and (ii) 2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate.

       Payments of principal of and interest on this Note are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

       This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Senior Note, Subordinated Note and Revolving Credit Note Agreement, dated as of November 2, 1992, (as amended from time to time, herein called the "Agreement"), between the Company and The Prudential Insurance Company of America and is subject thereto and entitled to the benefits thereof.

       This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

       The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

       In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

       This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State.

       The Company agrees in accordance with the Agreement to pay, and save the holder hereof harmless against any liability for, any expenses arising in connection with the enforcement by the holder hereof of any of its rights under this Note or the Agreement.

       This Note amends and restates in its entirety that certain 9.90% Senior Note Due November 1, 1996 dated January 29, 1993 issued by the Company to Prudential and is made in substitution and not in payment thereof. This Note is not intended as and shall not be deemed to constitute a novation.

                                                 GRUBB & ELLIS COMPANY

                                                 By:
                                                    -----------------
                                                    Name:
                                                    Title:

       THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.


                             GRUBB & ELLIS COMPANY

                              AMENDED AND RESTATED
                   REVOLVING CREDIT NOTE DUE NOVEMBER 1, 1999



No. AR-1                                             Amended and Restated as of
$5,000,000                                                     November 1, 1994


       FOR VALUE RECEIVED, the undersigned, Grubb & Ellis Company (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to The Prudential Insurance Company of America ("Prudential"), or registered assigns (the "Payee"), the principal sum of FIVE MILLION DOLLARS ($5,000,000) or so much as is advanced by the Payee hereunder and outstanding, on November 1, 1999, with interest (computed on the basis of a 360-day year and actual number of days elapsed) (a) on the unpaid principal balance thereof at the interest rate set forth more fully in the Senior Note, Subordinated Note and Revolving Credit Note Agreement, dated as of November 2, 1992, between the Company and The Prudential Insurance Company of America (as amended from time to time, herein called the "Agreement") payable on each Rate Reset Date (as defined in the Agreement), until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal and, to the extent permitted by applicable law, any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) the LIBOR Rate (as defined in the Agreement) plus 3.5% and (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate.

       Payments of principal and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

       This Note is issued pursuant to the Agreement and is subject thereto and entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, without premium.

       This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

       In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

       This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such state.

       The Company agrees in accordance with the Agreement to pay, and save the holder hereof harmless against any liability for, any expenses arising in connection with the enforcement by the holder hereof of any of its rights under this Note or the Agreement.

       This Note amends and restates that certain Revolving Credit Note Due December 31, 1994 dated January 29, 1993 issued by the Company to Prudential and is made in substitution and not in payment thereof. This Note is not intended as and shall not be deemed to constitute a novation.

                                        GRUBB & ELLIS COMPANY


                                        By
                                          -----------------
                                          Name:
                                          Title:

                                   SCHEDULE I

                          REVOLVING LOANS AND PAYMENTS


                     Amount of            Amount of             Unpaid Principal
Date              Revolving Loan       Principal Repaid              Balance
- ----              --------------       ----------------         ----------------



                                      -3-